RULE 10f-3 REPORT FORM

Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.
Neuberger Berman Dividend Advantage Fund Inc.

Record Of Securities Purchased
Under the Rule 10f-3 Procedures

1.Name of Portfolio/Series: Neuberger Berman Genesis Fund

2.Name of Issuer: XTO Energy

3.Date of Purchase: May 19, 2004

4.Underwriter from whom purchased: McDonald & Co.; Morgan Stanley; UBS

5.Affiliated Underwriter managing or participating in underwriting syndicate:
Lehman Brothers Inc.

6.Is a list of the underwriting syndicates members attached? Yes   X	No ___

7.Aggregate principal amount of purchase by all investment companies advised by theAdviser and all other accounts with respect to which the Adviser has management discretion and exercised such discretion with respect to the purchase: 907,000 shares

8.	Aggregate principal amount of offering: 20,750,000 shares

9.	Purchase price (net of fees and expenses): $25.23

10.	Date offering commenced: May 19, 2004

11.	Offering price at close of first day on which any sales were made:$25.23

12.	Commission, spread or profit: 3.25% $0.82/share



13.	Have the following conditions been satisfied?	Yes	No

a.	The securities are:

	part of an issue registered under the Securities Act of 1933 which is being offered to the public;

   X
____
	part of an issue of Government Securities;	____	____

	Eligible Municipal Securities;	____	____

	sold in an Eligible Foreign Offering; or	____	____




	sold in an Eligible Rule 144A offering?
	____	____
	(See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)

b.	(1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR




   X




____

	(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

____

____

c.	The underwriting was a firm commitment underwriting?X____

d.	The commission, spread or profit was reasonable and fair
in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)?



   X



____

e.	The issuer of the securities, except for Eligible Municipal
Securities, and its predecessors have been in continuous operation for not less than three years.

   X
____
f.	(1) The amount of the securities, other than those sold in
an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering;OR




   X



____
		Yes	No

	(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

	(i)	The principal amount of the offering of
such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

	(ii)	The principal amount of the offering of such class in
any concurrent pubic offering?
____
____

g.	(1) No affiliated underwriter of the Fund was a direct or
indirect participant in or beneficiary of the sale; OR
   X
____




	(2) With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

____


____


h.	Information has or will be timely supplied to the
appropriate officer of the Fund for inclusion on SEC Form
NSAR and quarterly reports to the Board?
   X

____


Approved:		Date: May 31, 2004